EXHIBIT 99.1

POWER OF ATTORNEY

The undersigned, Koninklijke Philips N.V., a public limited company with its statutory seat in Eindhoven, the Netherlands (“KPNV”), duly represented by Mr. F.A. van Houten, President and CEO of KPNV, and Mr. R.H. Wirahadiraksa, Executive Vice-President and CFO of KPNV, in such capacity jointly authorized to represent KPNV, hereby authorizes and appoints

J.E. Innamorati

and/or

M.H. Thierry

and/or

T.S. McCrone

each individually and each with power of substitution, in the context of the tender offer (as amended from time to time, the “Offer”) publicly announced by Clearwater Merger Sub, Inc., an indirect wholly owned subsidiary of KPNV, (“Purchaser”) on December 30, 2014 and made by Purchaser for all shares of common stock of Volcano Corporation, a Delaware corporation (“Volcano”):

(i)	to execute, deliver and file with the United States Securities and Exchange Commission (the “SEC”) on behalf of KPNV all documents to be executed, delivered or filed with the SEC by KPNV in connection with the Offer, including, without limitation, any Schedule TO and any amendment or exhibit thereto relating to the Offer;

(ii)	to do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule TO or amendment or exhibit thereto and timely file such form with the SEC and any stock exchange in which the common stock of Volcano is listed on, if any;

(iii)	to take any other action of any type whatsoever in connection with the foregoing for the benefit of, in the best interest of, or legally required by, KPNV, all such documents described in this sentence to be in such form as required, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as KPNV might or could do if personally present by one of its authorized signatories;

and further to sign, amend, execute, deliver or submit any other agreement, amendment, (notarial) deed, resolution, form, filing and document and to do and cause to be done all such acts and things as are deemed necessary for the purpose of or in connection with the entering into or completion of the above transaction.

This power of attorney shall expire on July 31, 2015.

Andover, Massachusetts, January 12, 2015

KONINKLIJKE PHILIPS N.V.

/s/ F. A. van Houten F. A. van Houten	/s/ R. Wirahadiraksa R. Wirahadiraksa